EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19591 (Commission File Number)	33-0245076 (IRS Employer Identification No.)

5820 Nancy Ridge Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code (858) 860-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5
EXHIBIT 99.6
EXHIBIT 99.7

Item 1.01 Entry Into a Material Definitive Agreement.

     On March 15, 2005, we entered into a share exchange agreement with certain shareholders of IDM, S.A., a société anonyme organized under the laws of France, or IDM, as amended by Amendment No. 1, dated March 15, 2005. Pursuant to the share exchange agreement, subject to the terms and conditions set forth therein, we will acquire all of the outstanding share capital of IDM, with certain exceptions related to shares held in French share savings accounts, in exchange for shares of our common stock immediately upon the closing of the proposed transaction, and IDM will become our subsidiary. Each share of IDM will be exchanged for 3.771865 shares of our common stock, and the former shareholders of IDM will hold, in the aggregate, approximately 78% of our outstanding common stock, on a fully diluted basis, immediately following the closing of the transaction. The share exchange agreement also sets forth the terms for treatment of IDM shares held in French share savings accounts and outstanding options and warrants to purchase IDM shares in the transaction. The shares we issue in the exchange will not be registered under U.S. securities laws and may not be offered or sold in the U.S. absent registration or unless an applicable exemption from the registration requirements is available. We will file a registration statement covering the resale of the shares issued in the transaction following the closing of the transaction. The closing of the transaction is subject to various conditions, including approval by our stockholders of the transactions contemplated by the share exchange agreement, the consummation of the transactions contemplated by the preferred exchange agreement described below and other customary closing conditions. A copy of the share exchange agreement and Amendment No. 1 thereto are attached as Exhibits 99.1 and 99.2 to this Current Report and incorporated herein by reference. The representations and warranties contained in the share exchange agreement are made for the purposes of allocation of risk and as conditions to closing, may be subject to exceptions in the disclosure schedules provided in accordance with the share exchange agreement, are not necessarily accurate or complete as made and should not be relied upon by any of our shareholders or potential investors.

     On March 15, 2005, we entered into a preferred exchange agreement with the holder of all of the outstanding shares of our preferred stock. Pursuant to this agreement, effective immediately prior to the closing of the transactions under the share exchange agreement, 859,666 shares of the our Series S preferred stock and 549,622 shares of our Series S-1 preferred stock will be exchanged for an aggregate of 1,949,278 shares of our common stock. A copy of the preferred exchange agreement is attached as Exhibit 99.3 to this Current Report and incorporated herein by reference.

     On March 15, 2005, we entered into a voting agreement with our directors and executive officers pursuant to which they agreed, among other things, to vote the shares of our common stock that they hold in favor of the share exchange and other transactions contemplated by the share exchange agreement that will be submitted for approval by our stockholders. A copy of the voting agreement is attached as Exhibit 99.7 to this Current Report and incorporated herein by reference.

     On March 15, 2005, our board of directors approved the payment of bonuses, to be made only if the closing occurs under the share exchange agreement, to all of our employees who are employed at the time of the closing, including the executive officers set forth in the following table:

Executive Officer	Amount of Bonus ($)

Emile Loria, President and Chief Executive Officer	375,000

Mark Newman, Vice President, Research and Development	117,500

Robert De Vaere, Vice President, Finance, and Chief Financial Officer	117,500

     On March 15, 2005, our board of directors approved an amendment to certain options to purchase shares of our common stock, or amended options, previously granted to certain former and current employees and executive officers, including options to purchase 500,000 shares of our common stock held by Dr. Loria, options to purchase 50,000 shares of our common stock held by Mr. De Vaere and options to purchase 35,000 shares of our common stock held by Dr. Newman. Under their original terms, the amended options would vest in full upon a change in control of Epimmune. Pursuant to the amendment, the transactions contemplated by the share exchange agreement will constitute a change in control of Epimmune. As a result, any of the amended options that remain unvested will accelerate and vest in full as of the closing.

     In addition, on March 15, 2005, our board of directors approved the amendment, effective as of the closing under the share exchange agreement, of certain options to purchase shares of our common stock granted to Howard E. (Ted) Greene, Jr., Georges Hibon and William T. Comer, Ph.D., each of whom will resign as a member of our board of directors as of the closing of the transactions under the share exchange agreement, to provide that their outstanding options shall remain exercisable until the date that the option would have originally expired but for the resignation of the option holder from service as our director, except that, with respect to any options that have an exercise price less than the fair market value of our common stock as of the date the resolutions were adopted, such options shall remain exercisable until the earlier of (i) the date of the options would have originally expired but for the resignation of the option holder from service as our director and (ii) the latest date on which the option can expire without the option being treated as deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations thereunder and subject to the additional tax under Section 409A (which under current guidance would be March 15, 2006 but could be extended).

     On March 17, 2005, we entered into employment agreements with Emile Loria, Mark Newman and Robert De Vaere, our current President and Chief Executive Officer, Vice President, Research and Development, and Chief Financial Officer and Vice President, Finance and Administration and Secretary, respectively. The employment agreements will become effective upon the closing of the transactions under the share exchange agreement, and provide that Dr. Loria will become our President and Chief Business Officer, Dr. Newman will become our Vice President, Infectious Diseases, and Mr. De Vaere will be our Chief Financial Officer and Vice President following the closing. The employment agreements are attached as Exhibits 99.4, 99.5 and 99.6 to this Current Report and incorporated herein by reference.

Where You Can Find Additional Information About Our Proposed Combination with IDM

     We will file a proxy statement concerning our proposed combination with IDM with the Securities and Exchange Commission, or SEC. Investors and security holders are advised to read the proxy statement related to the proposed transaction when it becomes available, because it will contain important information related to the transaction. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents we file with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement and any other documents we file with the SEC may also be obtained free of charge from us by directing such request to our Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

Information Concerning Participation in Epimmune’s Proxy Solicitation

     We and IDM and our respective executive officers and directors may be deemed to be participants in the solicitation of proxies from our shareholders with respect to the proposed transaction between us and IDM. Information regarding our executive officers and directors is included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2003. This document is available free of charge at the SEC’s website at http://www.sec.gov and from us at http://www.epimmune.com. Investors and security holders may obtain additional information about the interests of the respective executive officers and directors of us and IDM in the proposed transaction between us and IDM by reviewing the proxy statement related to the transaction once it has been filed with the SEC.

Forward-Looking Statements

     The foregoing statements regarding the proposed transaction between us and IDM includes forward looking statements, which are subject to risks and uncertainties, including but not limited to the possibility that the proposed transaction with IDM may not ultimately close for any of a number of reasons, such as our not obtaining shareholder approval of the transaction or related matters including the increase in our authorized capital and the reverse split of our common stock; failure of holders of at least 95% of the outstanding stock of IDM to become parties to the share exchange agreement; the possibility that IDM shareholders who have not become parties to the share exchange agreement make an alternative bid regarding a transaction involving IDM to the IDM shareholders pursuant to rights under the shareholders agreement among the IDM shareholders and, if so, that the IDM shareholders accept that bid instead of the transaction with us; the possibility that Nasdaq will not approve the listing of the combined company’s shares for trading on the Nasdaq National Market or that the combined company will be able to meet the continued listing requirements after the closing of the transaction; that we will forego business opportunities while the transaction is pending; that prior to the closing of the transaction, the businesses of IDM and Epimmune, including the retention of key employees, may suffer due to uncertainty and that, in the event the transaction is completed, the combination of us and IDM may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the transaction.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

99.1	Share Exchange Agreement dated March 15, 2005 among Epimmune Inc. and certain shareholders of IDM S.A.

99.2	Amendment No. 1 dated March 15, 2005 among Epimmune Inc. and certain shareholders of IDM S.A.

99.3	Preferred Exchange Agreement dated March 15, 2005 between Epimmune Inc. and G.D. Searle LLC.

99.4	Employment Agreement with Emile Loria, M.D. dated March 17, 2005.

99.5	Employment Agreement with Mark Newman, Ph.D. dated March 17, 2005.

99.6	Employment Agreement with Robert De Vaere dated March 17, 2005.

99.7	Voting Agreement dated March 15, 2005 among Epimmune Inc., Hélène Ploix, as the Shareholder Representative, and certain stockholders of Epimmune Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.

Date: March 17, 2005	By:	/s/ ROBERT J. DE VAERE
Robert J. De Vaere
Vice President, Finance and Administration, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Share Exchange Agreement dated March 15, 2005 among Epimmune Inc. and certain shareholders of IDM S.A.

99.2	Amendment No. 1 dated March 15, 2005 among Epimmune Inc. and certain shareholders of IDM S.A.

99.3	Preferred Exchange Agreement dated March 15, 2005 between Epimmune Inc. and G.D. Searle LLC.

99.4	Employment Agreement with Emile Loria, M.D. dated March 17, 2005.

99.5	Employment Agreement with Mark Newman, Ph.D. dated March 17, 2005.

99.6	Employment Agreement with Robert De Vaere dated March 17, 2005.

99.7	Voting Agreement dated March 15, 2005 among Epimmune Inc., Hélène Ploix, as the Shareholder Representative, and certain stockholders of Epimmune Inc.